Non-GAAP Measure Reconciliations

Non-GAAP Measure Reconciliations

Non-GAAP measure reconciliation (in millions)

	FY 09	FY 10
Operating profit-Pork segment	$ 395	$ 539
Add: Pork segment restructuring and impairment charges	88	34
Pork segment adjusted operating profit	$ 483	$ 573

Non-GAAP measure reconciliation (in millions)

	FY 09	FY 10
Operating profit-Pork segment	$ 395	$ 539
Less: Operating profit-Fresh pork	(76)	(61)
Add: Packaged meats restructuring and impairment charges	67	17
Packaged meats adjusted operating profit	$ 386	$ 495

Non-GAAP measure reconciliation (in millions)

	FY 09	FY 10
Operating profit-Pork segment	$ 395	$ 539
Less: Operating profit-Packaged meats	(319)	(478)
Add: Fresh pork restructuring and impairment charges	21	17
Fresh pork adjusted operating profit	$ 97	$ 78

Non-GAAP measure reconciliation (in millions)

	FY 10	FY 11	FY 12 Q1
Operating profit (loss)-Hog Production segment	(539)	224	70
Add: Hog farm impairments	34	-	-
Add: Hog Production segment cost savings initiative charges	9	28	1
Less: Net litigation (benefit) charge	-	(19)	39
Less: Gain on sale of hog farms	-	(18)	-
Add: Accelerated depreciation	-	-	4
Hog Production segment adjusted operating profit (loss)	(496)	215	114

Non-GAAP measure reconciliation (in millions)

	TTM FY 12 Q1
Net Income-Consolidated	$ 527
Add: Income tax expense	245
Add: Interest expense	225
Add: Depreciation and amortization	235
Add: Loss on debt extinguishment	94
Less: Gain on fire insurance recovery	(121)
Less: Net litigation charge	20
Less: Net gain on disposal of assets	(19)
Add: Hog Production segment cost savings initiative charges	27
Consolidated adjusted EBITDA	$ 1,233